Pricing Supplement dated September 4, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Linked Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

■Linked to the lowest performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. (each referred to as an “Underlying Stock”, and collectively as the "Underlying Stocks")

■Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing Underlying Stock from its starting price to its ending price. The lowest performing Underlying Stock is the Underlying Stock with the lowest underlying stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price. The maturity payment amount will reflect the following terms:

■If the price of the lowest performing Underlying Stock increases, remains flat or decreases, but the decrease is not more than 50%, you will receive the face amount plus a contingent fixed return of 28.90% of the face amount

■If the price of the lowest performing Underlying Stock decreases by more than 50%, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price and you will lose more than 50%, and possibly all, of the face amount of your securities

■Investors may lose a significant portion or all of the face amount

■Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing Underlying Stock significantly exceeds its starting price; you will not participate in any appreciation of any Underlying Stock

■Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. You will not benefit in any way from the performance of a better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably

■All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■No periodic interest payments or dividends

■No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $969.18 (96.918%) per security. See “The Bank’s Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-8 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total	$1,455,000.00	$33,828.75	$1,421,171.25

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:	The common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”).
Pricing Date:	September 4, 2026.
Issue Date:	September 10, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

●if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price:

$1,000 + contingent fixed return; or

●if the ending price of the lowest performing Underlying Stock is less than its threshold price:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock)

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

Calculation Day:	March 6, 2028, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date:	March 9, 2028, subject to postponement. The securities are not subject to redemption by the Bank or repayment at the option of any holder of the securities prior to the stated maturity date.
Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” will be the Underlying Stock with the lowest underlying stock return.
Underlying Stock Return:

The “underlying stock return” with respect to an Underlying Stock is the percentage change from its starting price to its ending price, measured as follows:

ending price – starting price

starting price

Stock Closing Price:

With respect to each Underlying Stock, stock closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the common stock of Space Exploration Technologies Corp.: $147.95, its stock closing price on the pricing date.

With respect to the common stock of Tesla, Inc.: $354.08, its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the calculation day.
Threshold Price:

With respect to the common stock of Space Exploration Technologies Corp.: $73.975, which is equal to 50% of its starting price.

With respect to the common stock of Tesla, Inc.: $177.04, which is equal to 50% of its starting price.

Contingent Fixed Return:

The “contingent fixed return” is 28.90% of the face amount per security ($289.00 per security). Any positive return on the securities at maturity will be limited to the contingent fixed return and is payable only if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price.

Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder’s ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419TUT3 / US06419TUT32

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Estimated Value of the Securities

The Bank’s estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.”

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●seek a contingent fixed return of 28.90% of the face amount if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price;

●are willing to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its threshold price, they will be fully exposed to the decline of the lowest performing Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount at maturity;

●understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price of the lowest performing Underlying Stock exceeds its starting price;

●understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock and that they will not benefit in any way from the performance of a better performing Underlying Stock;

●understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;

●understand and are willing to accept the full downside risks of each Underlying Stock;

●are willing to forgo interest payments on the securities and dividends on any Underlying Stock; and

●are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●seek a liquid investment or are unable or unwilling to hold the securities to maturity;

●are unwilling to accept the risk that the ending price of the lowest performing Underlying Stock may decline by more than 50% from the starting price;

●seek exposure to the upside performance of the Underlying Stocks;

●seek full return of the face amount of the securities at stated maturity;

●are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

●seek current income over the term of the securities;

●seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

●are unwilling to accept the risk of exposure to the Underlying Stocks;

●seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

●are unwilling to accept the credit risk of the Bank; or

●prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Underlying Stocks” below.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock with the lowest underlying stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Price Of The Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose More Than 50%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. The maturity payment amount will depend on the direction of and percentage change in the ending price of the lowest performing Underlying Stock relative to its starting price and other terms of the securities. Because the prices of the Underlying Stocks will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending price of the lowest performing Underlying Stock is less than its threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price. The threshold price for each Underlying Stock is 50% of its starting price. For example, if the lowest performing Underlying Stock has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the ending price of the lowest performing Underlying Stock is less than its threshold price and you will lose some, and possibly all, of the face amount at stated maturity. This is the case even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Any Positive Return On The Securities Will Be Limited To The Contingent Fixed Return And May Be Lower Than The Return On A Direct Investment In The Lowest Performing Underlying Stock.

You will have no opportunity to participate in any increase in the price of the lowest performing Underlying Stock through an investment in the securities because any positive return on the securities is limited to, and will not exceed, the contingent fixed return. Therefore, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the lowest performing Underlying Stock.

The Return On The Securities May Change Significantly Despite Only A Small Difference In The Degree Of Change In The Ending Price Of The Lowest Performing Underlying Stock Relative To Its Starting Price.

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have full downside exposure to the decrease in the ending price of the lowest performing Underlying Stock from its starting price. While a decrease of the lowest performing Underlying Stock to an ending price that is equal to its threshold price will result in a positive return on the securities equal to the contingent fixed return, a decrease to an ending price that is only slightly less than its threshold price will result in a loss on the securities, as discussed above. The return on the securities in these two scenarios is significantly different despite only a small relative difference in the underlying stock return of the lowest performing Underlying Stock.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where a better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying Stock, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. Although it is necessary for each Underlying Stock to close at or above its threshold price on the calculation day in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stock(s), since in such case the performance of a better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries or sectors may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to an Underlying Stock will be postponed if the originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on such date. If such a postponement occurs with respect to the calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank’s Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank’s estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank’s estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

The Bank’s estimated value of the securities was determined by reference to the Bank’s internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank’s

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028 assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

If The Price Of The Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Underlying Stocks. Changes in the prices of the Underlying Stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “—The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Underlying Stocks over the full term of the security, (ii) volatility of the prices of the Underlying Stocks and the market’s perception of future volatility of the prices of the Underlying Stocks, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Underlying Stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the Underlying Stocks and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Underlying Stocks

The Securities Will Be Subject To Single Stock Risk.

The price of an Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (each, an “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.

The Maturity Payment Amount Will Depend Upon The Performance Of The Underlying Stocks And, Therefore, The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

●Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of The Future Performance Of Such Underlying Stock During The Term Of The Securities.

●The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.

●None Of Us, The Agents Or Our Or Their Respective Affiliates Have Any Affiliation With Any Underlying Stock Issuer Or Have Independently Verified Their Public Disclosure Of Information.

●You Have Limited Anti-dilution Protection.

There Is Very Limited Trading History For The Common Stock Of Space Exploration Technologies Corp.

The common stock of Space Exploration Technologies Corp. has a very limited trading history and, therefore, your investment linked to the common stock of Space Exploration Technologies Corp. may involve greater risks than an investment linked to the common stock of a company with a more established record of performance. Past performance of the common stock of Space Exploration Technologies Corp. should not be considered indicative of its future performance. For additional information about the common stock of Space Exploration Technologies Corp. see the section "The Underlying Stocks" herein.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of any Underlying Stock. The actual starting price and threshold price for each Underlying Stock were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Contingent Fixed Return:	28.90%, or $289.00 per security
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $50.00 (50% of its hypothetical starting price)

Hypothetical Payout Profile

Hypothetical Payout Profile

28.90% contingent fixed return
50% contingent downside protection
Security Return at Maturity
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Underlying Stock Return of Lowest Performing Underlying Stock
Hypothetical Lowest Performing Underlying Stock Return
Hypothetical Security Return at Maturity

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Hypothetical Returns

Hypothetical ending price of the lowest performing Underlying Stock	Hypothetical underlying stock return of the lowest performing Underlying Stock(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$1,289.00	28.90%
$175.00	75.00%	$1,289.00	28.90%
$150.00	50.00%	$1,289.00	28.90%
$140.00	40.00%	$1,289.00	28.90%
$130.00	30.00%	$1,289.00	28.90%
$120.00	20.00%	$1,289.00	28.90%
$110.00	10.00%	$1,289.00	28.90%
$100.00	0.00%	$1,289.00	28.90%
$90.00	-10.00%	$1,289.00	28.90%
$80.00	-20.00%	$1,289.00	28.90%
$70.00	-30.00%	$1,289.00	28.90%
$60.00	-40.00%	$1,289.00	28.90%
$50.00	-50.00%	$1,289.00	28.90%
$49.00	-51.00%	$490.00	-51.00%
$40.00	-60.00%	$400.00	-60.00%
$30.00	-70.00%	$300.00	-70.00%
$20.00	-80.00%	$200.00	-80.00%
$10.00	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%

(1)The underlying stock return of the lowest performing Underlying Stock is equal to the percentage change of the lowest performing Underlying Stock from its starting price to its ending price (i.e., the ending price of the lowest performing Underlying Stock minus its starting price, divided by its starting price).

(2)The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Hypothetical Examples

Example 1. The ending price of the lowest performing Underlying Stock is greater than its starting price, the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the underlying stock return of the lowest performing Underlying Stock:

	Space Exploration Technologies Corp.	Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$110.00	$120.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price:	10.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, Space Exploration Technologies Corp. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than or equal to its hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.

On the stated maturity date, you would receive $1,289.00 per security.

Example 2. The ending price of the lowest performing Underlying Stock is greater than its starting price, the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the underlying stock return of the lowest performing Underlying Stock:

	Space Exploration Technologies Corp.	Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$175.00	$190.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price:	75.00%	90.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, Space Exploration Technologies Corp. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is greater than or equal to its hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return. Even though the lowest performing Underlying Stock increased by 75% from its starting price to its ending price, in this example your return is limited to the contingent fixed return of 28.90%.

On the stated maturity date, you would receive $1,289.00 per security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Example 3. The ending price of the lowest performing Underlying Stock is less than its starting price but is greater than or equal to its threshold price, the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return:

	Space Exploration Technologies Corp.	Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$95.00	$150.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price:	-5.00%	50.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, Space Exploration Technologies Corp. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price but greater than or equal to its hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.

On the stated maturity date, you would receive $1,289.00 per security.

Example 4. The ending price of the lowest performing Underlying Stock is less than its threshold price and the maturity payment amount is less than the face amount:

	Space Exploration Technologies Corp.	Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$150.00	$40.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price:	50.00%	-60.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.

In this example, Tesla, Inc. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock.

Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to:

$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock)

=$1,000 + ($1,000 × -60.00%)

=$400.00

On the stated maturity date, you would receive $400.00 per security. As this example illustrates, if any Underlying Stock depreciates from its starting price to its ending price by more than 50%, you will incur a loss on the securities at maturity, even if the other Underlying Stocks have appreciated or have not declined below their respective threshold values.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

The Underlying Stocks

Space Exploration Technologies Corp.

According to publicly available information, Space Exploration Technologies Corp. (“SpaceX”) designs, manufactures, launches and operates products and services with respect to space, connectivity and artificial intelligence. Information filed by SpaceX with the SEC can be located by reference to its SEC file number: 001-43344, or its CIK Code: 0001181412. SpaceX’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SPCX”.

Historical Information

We obtained the closing prices of SpaceX in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the common stock of SpaceX for the period from June 12, 2026 to September 4, 2026. Its closing price on September 4, 2026 was $147.95. The historical performance of an Underlying Stock should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the ending price. We cannot give you assurance that the performance of any Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Tesla, Inc.

According to publicly available information, Tesla, Inc. (“Tesla”) designs, develops, manufactures and sells fully electric vehicles, and energy generation and storage systems, and also offers maintenance, installation, operation and other services related to its products. Information filed by Tesla with the SEC can be located by reference to its SEC file number: 001-34756, or its CIK Code: 0001318605. Tesla’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “TSLA”.

Historical Information

We obtained the closing prices of Tesla in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the common stock of Tesla for the period from January 1, 2021 to September 4, 2026. Its closing price on September 4, 2026 was $354.08. The historical performance of an Underlying Stock should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Underlying Stock should not be taken as an indication of its future performance, and no assurance can be given as to the ending price. We cannot give you assurance that the performance of any Underlying Stock will result in any positive return on your investment.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlying Stocks. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement. You should consult your tax advisor regarding this risk.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Based on our determination that the securities are not “delta-one” with respect to the Underlying Stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the common stock of Space Exploration Technologies Corp. and the common stock of Tesla, Inc. due March 9, 2028

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.